                   PROXY CARD FOR CROSSROADS BANCHARES, INC.

                                 EXHIBIT 99.2

                          CROSSROADS BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint Cullen Talton and William D. Watson and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of CROSSROADS BANCSHARES, INC. ("Crossroads") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Crossroads, to be held at the executive offices of Crossroads, 1208 Washington Street, Perry, Georgia 31069, at _________ o'clock __.m. local time, on June _____, 1998 and at any adjournment thereof.

                                   PROPOSAL

Proposal to: approve the Agreement and Plan of Merger dated January 29, 1998, as amended on February 12, 1998 (the "Agreement"), between SNB Bancshares, Inc. ("SNB") and Crossroads and to approve the merger (the "Merger") pursuant to which Crossroads will be merged with and into SNB, and in which each issued and outstanding share of Crossroads common stock will be converted into the right to receive 2.9 shares of SNB common stock, subject to adjustment in the event the shares of Crossroads outstanding on the effective date of the Merger do not number 291,982.

[_] FOR     [_] AGAINST  [_]ABSTAIN

     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to voting hereof.

     This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                     Signature(s)

                                     ___________________________________________

                                     ___________________________________________

                                     Dated:  ________________________, 1998

                                     NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.